Exhibit 11(b)

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York 10038

November 5, 2002

We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit (10) to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A filed September 28, 1995, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/STROOCK & STROOCK & LAVAN LLP
STROOCK & STROOCK & LAVAN LLP